As filed with the Securities and Exchange Commission on August 5, 2009

Registration Statement No.  333-157607

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 4)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TIMBERLINE RESOURCES CORPORATION

(Exact name of   registrant as specified in its charter)

Delaware	1040	82-0291227
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

101 East Lakeside Avenue

Coeur D’Alene, Idaho 83814

(208) 664-4859

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dorsey & Whitney LLP
Republic Plaza Building, Suite 4700
370 Seventeenth Street
Denver, CO 80202-5647
(303) 629-3400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Kenneth G. Sam, Esq.
Dorsey & Whitney LLP
Republic Plaza Building, Suite 4700
370 Seventeenth Street
Denver, CO 80202-5647

From time to time after the effective date of this registration statement

(Approximate date of commencement of proposed sale to public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b)  under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large Accelerated Filer ☐  Accelerated Filer ☐  Non-Accelerated Filer ☐ Smaller Reporting Company ☒

EXPLANATORY NOTE

The Registrant hereby files this amendment number four to its Registration Statement on Form S-1 (No. 333-157607) as initially filed with the Securities and Exchange Commission on February 27, 2009, as last amended on June 2, 2009, to include an updated consent of the Registrant’s independent registered public accounting firm, DeCoria, Maichel & Teague P.S., filed herewith as Exhibit 23.1.  No other updates, amendments, or alterations are being made to the Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on June 2, 2009.

The Registrant previously paid a registration fee of $271 in connection with the filing of the initial registration statement on Form S-1 (No. 333-157607) filed with the Securities and Exchange Commission on February 27, 2009, to register the 9,425,541 shares of common stock.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

 ITEM 16- EXHIBITS

Other than contracts made in the ordinary course of business, the following are the material contracts that we have entered into within the two years preceding the date of this Registration Statement:

Exhibit No.	Description of Document
3.1	Certificate of Incorporation of the Company (20)
3.2	By-Laws of the Company (20)
4.1	Specimen of the Common Stock Certificate (1)
4.2	Form of Warrant for December 2006 Private Placement (22)
4.3	Form of Warrant for October 2007 Private Placement (22)
4.4	Stock Purchase and Put Right Release Agreement between the Company and Auramet Trading LLC(23)
5.1	Opinion of Dorsey & Whitney LLP (23)
10.1	Miller-Adams Agreement/Mineral Lease for Sun Property, Nevada (1)
10.2	Miller-Adams Agreement//Mineral Lease for HD, ACE, PAC claims, Nevada (1)
10.3	Miller-Adams Agreement//Mineral Lease for DOW claims, Nevada (1)
10.4	Sedi-Met, Inc. Agreement//Mineral Lease for Olympic Mine, NV (1)
10.5	Assignment of State Lease//State Lease for Spencer property, ID (1)
10.6	Sterling Mining Co. Lease//Mineral Lease with Sterling Mining, for four claim groups in western Montana (1)
10.7	Hecla Agreement//Joint Venture Agreement for Snowstorm, Idaho (1)
10.8	Snowshoe Mining Co. Lease//Mineral Lease Property at Snowstorm, Idaho (1)
10.9	Western Goldfields, Inc. Lease//Mineral Lease with Western Goldfields, Inc./Claim at the Snowstorm Project, Idaho (1)
10.10	Renegade Exploration Letter of Intent/Proposal for agreement at Sanger, Nevada(1)
10.11	S. Goss Agreement/Consulting Agreement (1)
10.12	P. Dircksen Agreement/Current Consulting Agreement (1)
10.13	2005 Equity Incentive Plan approved at the September 23, 2005 Annual Meeting of Shareholders (1)
10.14	Promissory Note with Swallow Family LLC, dated September 1, 2005(2)
10.15	Promissory Note with Swallow Family LLC, dated December 1, 2005(2)
10.16	Letter of Intent and Option to Purchase, Kettle Drilling, Inc. (2)
10.17	2/1/06 Memorandum of Royalty Deed and Agreement between Hecla Mining Co. and the Company (3)
10.18	2/1/06 Quitclaim Deed and Assignment between Hecla Mining Co. and the Company (4)
10.19	Amended 2005 Equity Incentive Plan approved at the September 22, 2006 Annual Meeting of Shareholders (5)
10.20	5/1/06, Employment Agreement with CEO John Swallow (10)
10.21	5/1/06, Employment Agreement with VP Paul Dircksen (10)
10.22	11/21/06, Consulting Agreement with CFO Michael P. Wilson (7)
10.23	Form of Employment Agreement signed on 3/6/2006 between Douglas Kettle and Kettle Drilling, Inc. (8)
10.24	Form of Employment Agreement signed on 3/6/2006 between David Deeds and Kettle Drilling, Inc. (9)
10.25	Stock Purchase and Sale Agreement dated February 23, 2006 by and among the Company and the shareholders of Kettle Drilling and certain of the shareholders of the Company (12)
10.26

Amendment, dated March 3, 2006, to the Stock Purchase and Sale Agreement dated February 23, 2006 by and among the Company and the shareholders of Kettle Drilling and certain of the shareholders of the Company (11)

10.27	Exploration License and Option to Lease Agreement, dated effective June 30, 2006, between the Company and Diversified In holding LLC regarding the East Camp Douglas property (13)
10.28	Mining Lease and Option to Purchase Agreement, dated effective August 16, 2006, between the Company and Diversified Inholding LLC regarding the East Camp Douglas property (14)
10.29	Binding Memorandum of Understanding between the Company and Steve Van Ert and Noel Cousins, dated September 22, 2006 (15)
10.30	Mineral Agreement dated July 18, 2007 between the Company and Steve Van Ert and Noel Cousins (16)
10.31	Assignment and Assumption Agreement dated July 19, 2007 between the Company and Butte Highlands Mining Company (17)
10.32	Promissory Note, dated June 27, 2008, entered into between Timberline Resources Corporation and Auramet Trading, LLC.(18)
10.33	Severance Agreement, dated March 10, 2008 among Timberline Resources Corporation, Douglas Kettle and David and Margaret Deeds.(18)
10.34	Amendment No. 1 to Timberline Resources Corporation’s Amended 2005 Equity Incentive Plan (19)
10.35	Agreement and Plan of Merger between Timberline Resources Corporation, an Idaho corporation ,and Timberline Resources Corporation, a Delaware corporation, date August 22, 2008(20)
10.36	Pledge Agreement between the Company and Ron and Stacey Guill. (21)
10.37	Security Agreement between the Company and Ron and Stacey Guill.(21)
10.38	Credit Agreement between the Company and Small Mine Development, LLC. (21)
10.39	Pledge Agreement between the Company and Small Mine Development, LLC. (21)
10.40	Right of First Refusal between the Company and Small Mine Development, LLC. (21)

14	Code of Ethics (2)
16.1	Letter from Former Accountants (6)
23.1*	Consent of DeCoria, Maichel & Teague
23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 above)
24	Power of Attorney (filed with the signature page) (23)

(1) Incorporated by reference to the Company’s Form 10SB as filed with the Securities Exchange Commission on September 29, 2005.

(2) Incorporated by reference to the Company’s Form 10SB/A as filed with the Securities Exchange Commission on January 10, 2006.

(3) Incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K as filed with the Securities Exchange Commission on February 6, 2006.

(4) Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K as filed with the Securities Exchange Commission on February 6, 2006.

(5) Incorporated by reference Exhibit A to the Company’s Schedule DEF14A (Proxy Statement) as filed with the Securities and Exchange Commission on September 8, 2006

(6) Incorporated by reference to Exhibit 16.1 to the Company’s Form 8-K as filed with the Securities Exchange Commission on September 12, 2006.

(7) Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K as filed with the Securities Exchange Commission on November 29, 2006.

(8) Incorporated by reference to Exhibit 10.23 to the Company’s Form 8-K as filed with the Securities Exchange Commission on March 10, 2006.

(9) Incorporated by reference to Exhibit 10.24 to the Company’s Form 8-K as filed with the Securities Exchange Commission on March 10, 2006.

(10) Incorporated by reference to the Company’s Form 10KSB as filed with the Securities Exchange Commission on January 16, 2007.

(11) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on March 10, 2006.

(12) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on March 1, 2006.

(13) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on July 6, 2006.

(14) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on August 22, 2006.

(15) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on September 28, 2006.

(16) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on July 23, 2007.

(17) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on July 23, 2007.

(18) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on July 3, 2008..

(19) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on August 26, 2008.

(20) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on August 29, 2008.

(21) Incorporated by reference to Ron and Stacey Guill’s Schedule 13-D as filed with the Securities and Exchange Commission on December 24, 2008.

(22) Incorporated by reference to the Company’s Form 10-KSB as filed with the Securities and Exchange Commission on December 30, 2008.

(23) Incorporated by reference to the Company’s registration statement on Form S-1 as filed with the Securities and Exchange Commission on February 27, 2009

* - Filed herewith.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-1 and authorized registration statement to be signed on its behalf by the undersigned, in the city of Coeur d’Alene, Idaho on August 5, 2009.

TIMBERLINE RESOURCES CORPORATION

/s/ Randal Hardy Randal Hardy	Chief Executive Officer, Chief Financial Officer and Director (Principal Executive and Financial Officer)	August 5, 2009

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Randal Hardy	Chief Executive Officer, Chief Financial Officer , Director and Attorney-in-Fact (Principal Executive and Financial Officer)	August 5, 2009
/s/ John Swallow*	Director, Chief Executive Chairman of the Board	August 5, 2009
/s/ Craig Crowell*	Chief Accounting Officer (Principal Accounting Officer)	August 5, 2009
/s/ Vance Thornsberry*	Director	August 5, 2009
/s/ Paul Dircksen*	Director	August 5, 2009
/s/ Eric Klepfer*	Director	August 5, 2009
/s/ Ron Guill*	Director	August 5, 2009
/s/ James Moore*	Director	August 5, 2009

* Hereby executed by Randal Hardy pursuant to Power of Attorney filed with the Commission on February 27, 2009 with the Registrant’s Form S-1.